The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-225452
Subject to Completion
Preliminary Prospectus Supplement dated December 2, 2020
PROSPECTUS SUPPLEMENT
           , 2020
(To Prospectus dated December 2, 2020)
          Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
    % Non-Cumulative Preferred Stock, Series B
Each of the       depositary shares offered hereby (the “depositary shares”) represents a 1/1,000th interest in a share of    % Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference per share (equivalent to $25.00 per depositary share) (the “Series B preferred stock”) of Selective Insurance Group, Inc., deposited with Equiniti Trust Company as depositary (the “Depositary”). The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series B preferred stock (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.
We will pay dividends on the Series B preferred stock only when, as and if declared by our board of directors (or a duly authorized committee thereof) out of funds legally available for the payment of dividends. Any such dividends will be payable at a rate of    % per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2021. Payment of dividends on the Series B preferred stock is subject to certain restrictions as described elsewhere in this prospectus supplement, or in the documents incorporated by reference herein. Distributions will be made in respect of the depositary shares if and to the extent dividends are paid on the Series B preferred stock.
Dividends on the Series B preferred stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series B preferred stock for any dividend period, then any accrued dividends for that period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee thereof) has not declared a dividend in respect of any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series B preferred stock are declared for any future dividend period.
We may, at our option, redeem the Series B preferred stock (a) in whole or in part, from time to time, on or after December 15, 2025, at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, (b) in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series B preferred stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date and (c) in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date. If we redeem the Series B preferred stock, the Depositary will redeem a proportionate number of depositary shares. Neither you, as a holder of depositary shares, nor the Depositary will have the right to require the redemption or repurchase of the Series B preferred stock or the depositary shares. See “Description of the Series B Preferred Stock — Optional Redemption.”
The Series B preferred stock will not have voting rights, except with respect to certain fundamental changes in the terms of the Series B preferred stock. A holder of depositary shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares — Voting of the Depositary Shares.”
We have applied to list the depositary shares on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SIGIP.” If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued.
Investing in the depositary shares and the underlying Series B preferred stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and the risk factors described in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus supplement.
Neither the SEC nor any other regulatory body has approved or disapproved of the depositary shares and the underlying Series B preferred stock or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Depositary Share	Total(3)
Public offering price(1)	%	$
Underwriting discount(2)	%	$
Proceeds, before expenses, to us	%	$

(1)
The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be           , 2020.

(2)
Reflects depositary shares sold to retail investors, for which the underwriters will receive an underwriting discount of $      per depositary share, and depositary shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $      per depositary share. See “Underwriting” for a description of compensation to the underwriters.

(3)
Assumes no exercise of the underwriters’ overallotment option to purchase additional depositary shares.

We have granted the underwriters an option, exercisable for 8 days from the date of this prospectus supplement, to purchase up to an additional       depositary shares from Selective Insurance Group, Inc., solely to cover over-allotments, at the price to public less the applicable underwriting discount.
The underwriters expect to deliver the depositary shares in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, which include Clearstream Banking, S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about       , 2020.
Joint Book-Running Managers
Wells Fargo Securities BofA Securities RBC Capital Markets
Joint Lead Managers
Credit Suisse Goldman Sachs & Co. LLC

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in the accompanying prospectus under the heading “Where You Can Find More Information.”
You only should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in both is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed or may change, as applicable.
This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our company and the terms of this offering and the depositary shares, including the merits and risks involved.
Neither we nor the underwriters are making any representation to any purchaser of the depositary shares regarding the legality of the purchaser’s investment in the depositary shares. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the depositary shares.
In this prospectus supplement, unless stated otherwise or the context otherwise requires, references to “we,” “us” and “our” refer to Selective Insurance Group, Inc., a New Jersey corporation, and its subsidiaries, except as otherwise indicated or unless the context otherwise requires.
Notice to Prospective Investors in the European Economic Area and the United Kingdom
This prospectus supplement and the accompanying prospectus are not prospectuses for the purpose of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area (“EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the depositary shares other than to Qualified Investors.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS — The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a Qualified Investor. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or

S-ii

selling the depositary shares or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation.
Note to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the depositary shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the depositary shares offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

S-iii

SELECTIVE INSURANCE GROUP, INC.
Selective Insurance Group, Inc. (referred to as “Selective”) through its subsidiaries, offers standard commercial, standard personal, and excess and surplus lines property and casualty insurance products.
Selective Insurance Group, Inc. was incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”
As Selective is a holding company, we rely on our insurance subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict the amount of dividends or other distributions that the insurance subsidiaries may pay to us.
Selective’s principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890, and Selective’s telephone number is (973) 948-3000.

Summary of the Offering
The following summary highlights information contained elsewhere in this prospectus supplement. You should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the depositary shares and Series B preferred stock, see “Description of the Depositary Shares” and “Description of the Series B Preferred Stock.”
Issuer
Selective Insurance Group, Inc.
Securities Offered
     depositary shares (the “depositary shares”), each representing a 1/1,000th interest in a share of    % Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference amount per share (equivalent to $25.00 per depositary share) of Selective Insurance Group, Inc., deposited with Equiniti Trust Company, as depositary. Each holder of a depositary share is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B preferred stock represented by such depositary share, to all the rights and preferences of the Series B preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).
The underwriters have the option to purchase up to an additional       depositary shares within 8 days of the date of this prospectus supplement, solely to cover over-allotments, if any.
Further Issuances
We may from time to time elect to issue additional depositary shares, and all such additional shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement; provided that we will only issue additional depositary shares if they are fungible for tax purposes with the originally issued depositary shares offered by this prospectus supplement.
Dividends
We will pay dividends on the Series B preferred stock only when, as and if declared by our board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends will be payable, at a rate of    % per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2021. Dividend payment dates are subject to adjustment for business days. Any such dividends will be distributed to holders of the depositary shares in the manner described under “Description of the Depositary Shares — Dividends and Other Distributions.”
A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series B preferred stock and will end on, but exclude, the March 15, 2021 dividend payment date.
Dividends on the Series B preferred stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series B preferred stock for any dividend period, then any accrued dividends for that period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee thereof) has not declared a dividend in respect of any dividend period, we will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series B preferred stock are declared for any future dividend period.
During any dividend period, so long as any Series B preferred stock remains outstanding, unless the full dividends for the latest completed dividend period (as defined herein) on all outstanding Series B preferred stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:
•
no dividend shall be paid or declared on our common stock or other junior stock (as defined in “Description of the Series B Preferred Stock — Dividends”) (other than a dividend payable solely in stock that ranks junior to the Series B preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Selective); and

•
no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any shares of common stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i)(x) as a result of a reclassification or combination of such junior stock, or (y) the exchange or conversion of such junior stock, in each case, for or into other stock that ranks junior to the Series B preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Selective or (ii) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series B preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Selective).

For any dividend period in which dividends are not paid in full upon the Series B preferred stock or any parity stock (as defined in “Description of the Series B Preferred Stock — Dividends”), all dividends declared for such dividend period with respect to the Series B preferred stock and such parity stock shall be declared on a pro rata basis. See “Description of the Series B Preferred Stock — Dividends.” Parity stock includes any other class or series of stock of Selective that ranks equally with the Series B preferred stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Selective.

Dividend Payment Dates
The 15 th day of March, June, September and December of each year, commencing on March 15, 2021, subject to adjustment for business days as provided below. If any dividend payment date is not a business day (as defined herein), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. For a more detailed discussion, see “Description of the Series B Preferred Stock — Dividends.”
Optional Redemption
We may elect to redeem the Series B preferred stock:
•
in whole or in part, from time to time, on or after December 15, 2025, at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date;

•
in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series B preferred stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date; and

•
in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date.

If we redeem the Series B preferred stock, the Depositary will redeem a proportionate number of depositary shares. The Series B preferred stock and the related depositary shares will not be subject to any sinking fund or other obligation of ours to redeem, repurchase or retire the Series B preferred stock. See “Description of the Series B Preferred Stock — Optional Redemption.”

Ranking
The Series B preferred stock will rank:
•
senior to our junior stock as to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series B preferred stock as to the distribution of assets upon our liquidation, dissolution or winding-up); and

•
equally with each other series of parity stock (including any preferred stock (except for any senior series that may be issued with the requisite consent of the holders of the Series B preferred stock)) that we may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of Selective.

Selective does not currently have any junior stock (other than its common stock), any parity stock or any senior preferred stock outstanding.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Selective, holders of the Series B preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution or payment is made or set aside to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accrual of any undeclared dividends.
Distributions will be made pro rata as to the Series B preferred stock and any parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series B Preferred Stock — Liquidation Rights.”
Voting Rights
Holders of the Series B preferred stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series B preferred stock. Holders of depositary shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares — Voting of the Depositary Shares.”
Maturity
The Series B preferred stock does not have any maturity date, and we are not required to redeem the Series B preferred stock. Accordingly, all shares of the Series B preferred stock and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem or purchase them.
Preemptive rights
Holders of the Series B preferred stock will have no preemptive rights.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $      (or $      if the underwriters exercise in full their over-allotment option to purchase additional depositary shares), after deducting the underwriting discount and paying estimated offering expenses payable by

us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of shares of our common stock. On November 30, 2020, our board of directors authorized, subject to completion of this offering, the repurchase of up to $100 million of our common stock. For further information, see “Use of Proceeds.”
Risk Factors
For a discussion of risks and uncertainties involved with an investment in the depositary shares and the underlying Series B preferred stock, see “Risk Factors” of this prospectus supplement and the risk factors and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the depositary shares.
U.S. Federal Income Tax Considerations
You should carefully read the section entitled “Certain United States Federal Income Tax Considerations.”
Listing
We have applied to list the depositary shares on Nasdaq under the symbol “SIGIP.” If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. We do not expect that there will be any separate public trading market for the shares of the Series B preferred stock except as represented by the depositary shares.
Form of the Depositary Shares
The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your depositary shares except under limited circumstances described herein.
Transfer Agent and Registrar
Equiniti Trust Company
Depositary
Equiniti Trust Company

RISK FACTORS
An investment in the depositary shares and the underlying Series B preferred stock involves a high degree of risk. You should consider carefully the risks relating to the depositary shares, the Series B preferred stock and this offering described below and the risk factors and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement, before making a decision to invest in the depositary shares and the underlying Series B preferred stock. See “Where You Can Find Additional Information” in the accompanying prospectus and “Incorporation of Certain Information by Reference” in this prospectus supplement. The depositary shares will not be an appropriate investment for you if you are not knowledgeable about significant features of the depositary shares or the underlying Series B preferred stock or financial matters in general. You should not purchase the depositary shares unless you understand, and know that you can bear, these investment risks. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect our ability to meet our obligations and pay dividends, including on the Series B preferred stock, as well as the market for or trading price of the depositary shares. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those expressed or implied in these forward-looking statements.
Risks Related to the Depositary Shares and This Offering
General market conditions and factors could adversely affect the market value of the depositary shares.
The market value of the depositary shares may fluctuate. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:
•
whether dividends have been declared and are likely to be declared on the Series B preferred stock from time to time;

•
our credit ratings with major credit rating agencies, including with respect to the Series B preferred stock or the depositary shares;

•
the market for similar securities;

•
the number of holders;

•
prevailing interest rates;

•
additional issuances by us of other classes of preferred stock or other securities;

•
volatility in the financial markets; and

•
economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

The price of the depositary shares may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the depositary shares. Accordingly, if you purchase depositary shares, whether in this offering or in the secondary market, the depositary shares may trade at a discount to the price that you paid for them.
The depositary shares are fractional interests in the shares of the Series B preferred stock.
We are issuing fractional interests in shares of the Series B preferred stock in the form of depositary shares. Accordingly, the Depositary will rely on the payments it receives on the Series B preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and in the accompanying prospectus regarding both of these securities.

The issuance of additional preferred shares, including additional shares of Series B preferred stock, may dilute the ownership of existing holders of the Series B preferred stock; and these issuances and other transactions may adversely affect holders’ interests in the underlying Series B preferred stock and the market price of the depositary shares.
We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized under our amended and restated certificate of incorporation to cause us to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. This could include issuing additional shares of Series B preferred stock and related depositary shares. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued. If we issue securities in the future that have preference over the Series B preferred stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series B preferred stock and therefore the related depositary shares, the rights of holders of the depositary shares representing interests in the Series B preferred stock or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series B preferred stock or depositary shares are not entitled to preemptive rights or other protections against dilution.
Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares.
In addition, any issuance of preferred shares senior to the Series B preferred stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B preferred stock in the event of our liquidation, dissolution or winding-up.
Holders may not receive dividends on the Series B preferred stock.
Dividends on the Series B preferred stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee thereof) does not authorize and declare a dividend for any dividend period, holders of the Series B preferred stock and, in turn, the depositary shares would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee thereof) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series B preferred stock or any other preferred stock we may issue.
In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, we may not declare, pay or set aside for payment dividends on the Series B preferred stock. As a result, if payment of dividends on the Series B preferred stock for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period.
Investors should not expect us to redeem the Series B preferred stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.
The shares of Series B preferred stock are perpetual equity securities. The Series B preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Series B preferred stock may be redeemed by us at our option either in whole or in part on or after December 15, 2025. Any decision we may make at any time to redeem the Series B preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Accordingly, investors should not expect us to redeem the Series B preferred stock on the date it first becomes redeemable or on any particular date thereafter.

We may redeem the Series B preferred stock on or after December 15, 2025, and at any time in the event of a rating agency event or a regulatory capital event.
The Series B preferred stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series B preferred stock may be redeemed by us at our option, (a) in whole or in part, from time to time, on or after December 15, 2025, at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, (b) in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series B preferred stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date and (c) in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date. If we redeem the Series B preferred stock, the Depositary will redeem a proportionate number of depositary shares. Neither you, as a holder of depositary shares, nor the Depositary will have the right to require the redemption or repurchase of the Series B preferred stock or the depositary shares.
Events that would constitute a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the Series B preferred stock being redeemed earlier than would otherwise be permitted. If we choose to redeem the Series B preferred stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest rate as high as the dividend payable on the Series B preferred stock and, in turn, the depositary shares.
Unless we are paying full dividends on any outstanding or future parity stock, we will not be able to pay full dividends on the Series B preferred stock, and unless we are paying full dividends on any future senior preferred stock, we will not be able to pay any dividends on the Series B preferred stock.
When dividends are not paid in full on the shares of Series B preferred stock or any shares of parity stock for a dividend period, all dividends declared with respect to shares of Series B preferred stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series B preferred stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, unless we have paid full dividends on any outstanding parity stock we will not be able to pay full dividends on the Series B preferred stock and, in turn, the depositary shares. Similarly, if we issue any series of senior preferred stock, unless we are paying full dividends on any such senior preferred stock, we will not be able to pay any dividends on the Series B preferred stock.
As a holding company, we depend on the ability of our subsidiaries to pay us dividends and, therefore, may not be able to receive dividends in amounts needed to pay dividends on the Series B preferred stock.
We are a holding company for our insurance subsidiaries, and we have no direct operations of our own. We conduct our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations and to pay dividends, including on the Series B preferred stock. As a consequence, our ability to pay dividends on the Series B preferred stock depends in large part on our ability to receive distributions from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our indebtedness, to pay any dividends declared on our preferred stock, including the Series B preferred stock, or to provide us with funds for any of our other payment obligations, whether by dividends, distributions, loans or otherwise. If the cash we receive from our subsidiaries is insufficient for us to fund our debt service and other holding company obligations, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions, and there can be no assurance that we will be able to do so.
In addition, our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. Furthermore, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.
The shares of Series B preferred stock are equity securities and are (i) subordinate to Selective’s existing and future indebtedness and (ii) structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries, as well as policyholders and contract holders, will be paid from these subsidiaries’ assets before holders of the Series B preferred stock would have any claims to those assets.
The shares of Series B preferred stock are equity securities in Selective and do not constitute indebtedness. As such, the Series B preferred stock will rank junior to all indebtedness and other non-equity claims on Selective with respect to assets available to satisfy claims on Selective, including in a liquidation of Selective. As of September 30, 2020, Selective had approximately $717.6 million in principal amount of indebtedness outstanding. The future indebtedness of Selective may restrict payments of dividends on the Series B preferred stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series B preferred stock (1) dividends are payable only if declared by Selective’s board of directors (or a duly authorized committee thereof) and (2) dividends and any redemption price, if applicable, may be paid by Selective only out of lawfully available funds.
We conduct our business operations through our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Series B preferred stock. As a result, the Series B preferred stock will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the depositary shares would have any claims to those assets. As of September 30, 2020, our insurance subsidiaries had approximately $5.8 billion in principal amount of indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity outstanding.
There may not be an active trading market for the depositary shares and the underlying Series B preferred stock.
The depositary shares and the underlying Series B preferred stock are a new issue of securities with no established trading market. Although we have applied to list the depositary shares on Nasdaq under the symbol “SIGIP,” there is no guarantee that we will be able to list the depositary shares. If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. The listing of the depositary shares will not necessarily ensure that an active trading market will be available for the depositary shares or that you will be able to sell your depositary shares at the price you originally paid for them or at the time you wish to sell them. The difference between bid and ask prices in any secondary market for the depositary shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the depositary shares, and holders of the depositary shares (which do not have a maturity date) may be required to bear the financial risks of an investment in the depositary shares for an indefinite period of time. We do not expect that there will be any separate public trading market for the shares of Series B preferred stock except as represented by the depositary shares.
The voting rights of holders of the Series B preferred stock and, in turn, the depositary shares, will be limited.
Holders of the Series B preferred stock and, in turn, the depositary shares have no voting rights with respect to matters that generally require the approval of voting stockholders, except with respect to certain fundamental changes in the terms of the Series B preferred stock. The limited voting rights of holders of the Series B preferred stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series B preferred stock, as described under “Description of the Series B Preferred Stock — Voting Rights.” In addition, if dividends on the Series B preferred stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series B preferred stock and, in turn, the depositary shares, together with holders of any other series of our preferred stock ranking equal with the Series B preferred stock with similar voting rights, will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Series B Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting of the Depositary Shares.” Holders of the depositary shares must act through the Depositary to exercise any voting rights in respect of the Series B preferred stock. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series B preferred stock. While the Depositary will vote the maximum number of whole shares of the Series B preferred stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.
A downgrade, suspension or withdrawal of, or change in the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series B preferred stock, could cause the liquidity or trading price of the depositary shares to decline significantly. In addition, we may redeem the depositary shares if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the depositary shares or the Series B preferred stock.
Real or anticipated changes in the credit ratings assigned to the depositary shares, the underlying Series B preferred stock or our credit ratings generally could affect the market price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. Our credit ratings, however, may not reflect the potential impact of risks related to general market conditions or other factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Series B preferred stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares and the Series B preferred stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.
The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the underlying Series B preferred stock, including Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings Inc. and A.M. Best Rating Services, Inc., may, from time to time in the future, change the way they analyze securities with features similar to the depositary shares or the underlying Series B preferred stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or the underlying Series B preferred stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the depositary shares or the Series B preferred stock are subsequently lowered, the trading price of the depositary shares may be negatively affected. In addition, we may redeem the depositary shares before December 15, 2025, at our option, in whole, but not in part, within 90 days of a “rating agency event.” See “Description of the Series B Preferred Stock — Optional Redemption.”

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $      (or $      if the underwriters exercise in full their over-allotment option to purchase additional depositary shares), after deducting the underwriting discount and paying estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of shares of our common stock. On November 30, 2020, our board of directors authorized, subject to completion of this offering, the repurchase of up to $100 million of our common stock.

CAPITALIZATION
The following table sets forth our cash and consolidated capitalization as of September 30, 2020, on an actual basis and as adjusted to give effect to this offering (assuming no exercise of the underwriters’ over-allotment option to purchase additional depositary shares).
You should read this table in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2020
	Actual	As Adjusted
	(in thousands, except per share and share numbers)
Cash	$785	$	(a)
Debt (including current portion)
7.25% Senior Notes due 2034	49,743		49,743
6.70% Senior Notes due 2035	99,166		99,166
5.375% Senior Notes due 2049	291,233		291,233
1.61% borrowings from FHLBNY	25,000		25,000
1.56% borrowings from FHLBNY	25,000		25,000
3.03% borrowings from FHLBI	60,000		60,000
0.58% borrowings from FHLBI	67,000		67,000
0.36% borrowings from FHLBNY	100,000		100,000
Finance lease obligations	424		424
Total debt	717,566		717,566
Stockholders’ equity
Depositary shares offered hereby	—
Preferred stock, no par value per share; 5,000,000 shares authorized; no shares issued or outstanding, actual, and shares issued, as adjusted	—
Common stock, $2.00 par value per share; 360,000,000 shares authorized; 103,961,596 shares issued, actual and as adjusted	207,923		207,923
Additional paid-in capital	438,874
Retained earnings	2,159,597		2,159,597
Accumulated other comprehensive income	187,090		187,090
Treasury stock at cost (44,126,894 shares)	(599,871)		(599,871)
Total stockholders’ equity	2,393,613
Total capitalization	$3,111,179	$

(a)
Reflects net proceeds from this offering in cash pending use of such proceeds. See “Use of Proceeds.”

DESCRIPTION OF THE SERIES B PREFERRED STOCK
We set forth below a summary description of the material terms of the Series B preferred stock. This description supplements, and should be read together with, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock — Preferred Stock.” Any information regarding the Series B preferred stock contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any such inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which we have previously filed with the SEC, the Certificate of Amendment creating the Series B preferred stock, which will be included as an exhibit to a current report on Form 8-K filed with the SEC, and by the relevant sections of the New Jersey Business Corporation Law. In this section, references to “Selective,” “we,” “us” and “our” refer to Selective Insurance Group, Inc. and not to any of its subsidiaries.
The Depositary will be the sole holder of the Series B preferred stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series B preferred stock shall mean the Depositary. However, holders of the depositary shares will be entitled through the Depositary to exercise the rights and preferences of the Series B preferred stock, as described under “Description of the Depositary Shares.” Beneficial interests in the depositary shares will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners in DTC. So long as the depositary shares are held in book-entry form through DTC, or its nominee, DTC, or its nominee, will be considered the sole owner of the depositary shares. See “Description of the Depositary Shares — Book-Entry; Delivery and Form.”
General
Our authorized capital stock includes 360,000,000 shares of common stock, par value $2.00 per share, and 5,000,000 shares of preferred stock, without par value. As of October 16, 2020, there were 59,834,702 shares of our common stock, par value $2.00 per share, outstanding.
Our board of directors is authorized, without the approval of our stockholders, to cause the issuance of the preferred stock in one or more series with the numbers of shares to be included in each series and the designations, powers (including the voting powers, whether full, limited or no voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series to be determined by it. The specific matters that may be determined by our board of directors include, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption and liquidation preferences.
The Series B preferred stock represents a single series of our authorized preferred stock. The liquidation preference per share of Series B preferred stock is $25,000. Depositary shares representing           shares of Series B preferred stock (           shares including the underwriters’ over-allotment option) are being initially offered hereby.
We may from time to time, without notice to or the consent of holders of the depositary shares and the underlying Series B preferred stock, issue additional Series B preferred stock and the related depositary shares; provided that we will only issue additional Series B preferred stock and depositary shares if they are fungible for tax purposes with the originally issued Series B preferred stock and depositary shares offered by this prospectus supplement. The additional shares of Series B preferred stock and the related depositary shares would be deemed to form a single series with the Series B preferred stock and the related depositary shares, respectively, offered by this prospectus supplement. Each share of Series B preferred stock shall be identical in all respects to every other share of Series B, except that shares of Series B issued after           , 2020 shall accrue dividends from the date determined by our board of directors (or a duly authorized committee thereof).
The Series B preferred stock will rank senior to our junior stock (as defined herein) and equally with each other series of our preferred stock that we have issued or may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series B preferred stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of Selective.

The Series B preferred stock will rank junior to all existing and future indebtedness and other non-equity claims on us. The Series B preferred stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series B preferred stock will not have preemptive or subscription rights to acquire more of our stock.
The Series B preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Selective or our subsidiaries. The Series B preferred stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to redeem, repurchase or retire the Series B preferred stock.
Dividends
Dividends on the Series B preferred stock will not be mandatory. Holders of Series B preferred stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, under New Jersey law, non-cumulative cash dividends at an annual rate of    % on the liquidation preference per share, payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2021.
A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series B preferred stock and will end on, but exclude, the March 15, 2021 dividend payment date.
Dividends will be payable to holders of record of the Series B preferred stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee thereof) that is a business day and not more than 60 calendar days nor less than 10 calendar days prior to such dividend payment date (each, a “dividend record date”).
Dividends payable on the Series B preferred stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day (as defined herein), then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
Dividends on the Series B preferred stock will not be cumulative. Accordingly, if dividends are not declared on the Series B preferred stock for any dividend period, then any accrued dividends for that period shall cease to accrue and be payable. If our board of directors (or a duly authorized committee thereof), does not declare a dividend on the Series B preferred stock payable in respect of any dividend period, then we will have no obligation to pay a dividend for that dividend period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared, whether or not our board of directors (or a duly authorized committee thereof) declares a dividend on the Series B preferred stock or any other series of our preferred stock or on our common stock for any future dividend period.
So long as any Series B preferred stock remains outstanding, unless the full dividends for the latest completed dividend period on all outstanding Series B preferred stock and parity stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):
•
no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined herein) (other than a dividend payable solely in stock that ranks junior to the Series B preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Selective); and

•
no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any shares of common stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i)(x) as a result of a reclassification or combination of such junior stock, or (y) the exchange or conversion of such junior stock, in each case, for or into other stock that ranks junior to the Series B preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Selective or (ii) through the use of the proceeds of a substantially contemporaneous sale of stock that ranks junior to the Series B preferred stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Selective).
As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series B preferred stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Selective.
As used in this prospectus supplement, “parity stock” means any other class or series of our stock that ranks equally with the Series B preferred stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Selective.
We do not currently have any junior stock other than the common stock, any parity stock, or any senior preferred stock outstanding.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B preferred stock, on a dividend payment date falling within the related dividend period for the Series B preferred stock) on the Series B preferred stock or any shares of parity stock, if any dividends are declared on the Series B preferred stock and any parity stock, all dividends so declared on the Series B preferred stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B preferred stock, on a dividend payment date falling within the related dividend period for the Series B preferred stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per Series B preferred stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B preferred stock, on a dividend payment date falling within the related dividend period for the Series B preferred stock) bear to each other.
Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee thereof) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series B preferred stock shall not be entitled to participate in any such dividend.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Selective, holders of the Series B preferred stock and any parity stock are entitled to receive, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to stockholders, after satisfaction of liabilities and obligations to our creditors, if any, before any distribution of such assets or payment out of our assets may be made or set aside for holders of common stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, without accrual of any undeclared dividends. Holders of the Series B preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined herein).
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series B preferred stock and all holders of any parity stock, the amounts paid to the holders of Series B preferred stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series B preferred stock) on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series B preferred stock and all holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Selective (or proceeds thereof) according to their respective rights and preferences.
For purposes of this section, our merger or consolidation with any other entity, including a merger or consolidation in which the holders of the Series B preferred stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of Selective.
Optional Redemption
The Series B preferred stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series B preferred stock at our option:
•
in whole or in part, from time to time, on or after December 15, 2025, at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date;

•
in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series B preferred stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per depositary share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date; and

•
in whole but not in part, at any time prior to December 15, 2025, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series B preferred stock (equivalent to $25.00 per depositary share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the dividend record date for a dividend period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the date of redemption, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to such dividend payment date.
Holders of the shares of Series B preferred stock will not have the right to require the redemption or repurchase of the Series B preferred stock.
“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B preferred stock, which amendment, clarification or change results in:
•
the shortening of the length of time the Series B preferred stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series B preferred stock; or

•
the lowering of the equity credit (including up to a lesser amount) assigned to the Series B preferred stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series B preferred stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate liquidation preference of the Series B preferred stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

If the Series B preferred stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B preferred stock to be redeemed, mailed not less than 10 days, nor more than 60 days, prior to the date fixed for redemption thereof (provided that, if the Series B preferred stock is held in book-entry form through DTC we may give such notice at such time in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
•
the date of redemption;

•
the number of shares of Series B preferred stock to be redeemed and, if fewer than all the shares of Series B preferred stock held by such holder are to be redeemed, the number of such shares of Series B preferred stock to be redeemed from such holder;

•
the redemption price; and

•
if the Series B preferred stock is certificated, the place or places where holders may surrender certificates evidencing the Series B preferred stock for payment of the redemption price.

If notice of redemption of any Series B preferred stock has been duly given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B preferred stock so called for redemption, then, from and after the date of redemption, dividends will cease to accrue on such Series B preferred stock, and such Series B preferred stock shall no longer be outstanding and all rights of the holders of such Series B preferred stock will cease and terminate, except the right to receive the amount payable on such redemption, without interest.
In case of any redemption of only part of the Series B preferred stock at the time outstanding, the Series B preferred stock to be redeemed shall be selected either pro rata or by lot (or, in the event the Series B preferred stock is in the form of global securities, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq).
We may subject any redemption and notice of redemption to the satisfaction of one or more conditions precedent. In addition, if we subject such redemption or notice to satisfaction of one or more conditions precedent, such notice may state that the redemption date may be delayed until such time as any or all such conditions shall be satisfied (as determined in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. We will provide you notice on the date fixed for redemption rescinding or extending such redemption in the event that any such condition precedent shall not have occurred, and such redemption and notice of redemption shall be rescinded and of no force or effect, or extended, as applicable.
Voting Rights
Except as provided below and with respect to certain fundamental changes in the terms of the Series B preferred stock, Holders of the Series B preferred stock will have no voting rights.
Right to Elect Two Directors on Nonpayment of Dividends.   Whenever dividends on any shares of Series B preferred stock shall have not been declared and paid for six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares of Series B preferred stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided, further, that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B preferred stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series B preferred stock and any such series of voting preferred stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following the Nonpayment shall have been fully paid.
As used in this prospectus supplement, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series B preferred stock as to the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series B preferred stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective stated amounts of the Series B preferred stock and voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment have been paid in full, the holders of the Series B preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B preferred stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B preferred stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Other Voting Rights.   So long as any shares of Series B preferred stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B preferred stock, voting separately as a class, will be required to:
•
authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend the provisions of our amended and restated certificate of incorporation or by-laws so as to adversely affect the powers, preferences, privileges or rights of the Series B preferred stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series B preferred stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series B preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up, whether or not dividends payable thereon are cumulative or noncumulative, will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series B preferred stock; or

•
consolidate with or merge into any other corporation, enter into a binding share exchange or reclassification involving the Series B preferred stock or convert, transfer, domesticate or continue our company into another entity or an entity organized under the laws of another jurisdiction unless, in each case, the shares of Series B preferred stock remain outstanding or the shares of Series B preferred stock outstanding at the time of such consolidation or merger or sale, or such exchange, reclassification, conversion, transfer, domestication or continuance, are converted into or exchanged for preference securities, and such shares remain outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B preferred stock, taken as a whole.
If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series B preferred stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.
To the fullest extent permitted by law, without the consent of the holders of the Series B preferred stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series B preferred stock, we may supplement any terms of the Series B preferred stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series B preferred stock that is not inconsistent with the provisions of the certificate of amendment to our amended and restated certificate of incorporation.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series B preferred stock have been have been set aside by us for the benefit of the holders of the Series B preferred stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of Series B preferred stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Transfer Agent and Registrar
Equiniti Trust Company will be the transfer agent (the “Transfer Agent”), registrar and dividend disbursing agent for the Series B preferred stock. See “Description of the Depositary Shares — Depositary.”

DESCRIPTION OF THE DEPOSITARY SHARES
In this prospectus supplement, references to “holders” of the depositary shares mean those who own the depositary shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the depositary shares registered in street name or issued in book-entry form through DTC. In this section, references to “Selective,” “we,” “us” and “our” refer to Selective Insurance Group, Inc. and not to any of its subsidiaries.
We set forth below a summary description of the material terms of the depositary shares relating to our Series B preferred stock. This description supplements, and should be read together with, the description of the general terms and provisions of our depositary shares which are set forth in the accompanying prospectus under “Description of Depositary Shares.” Any information regarding the depositary shares contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any such inconsistent information in the accompanying prospectus.
As described above under “Description of the Series B Preferred Stock,” we are issuing fractional interests in shares of the Series B preferred stock in the form of the depositary shares. Each depositary share will represent a 1/1,000th interest in a share of the Series B preferred stock, and will be evidenced by a depositary receipt. We will deposit the shares of the Series B preferred stock represented by the depositary shares pursuant to a deposit agreement among us, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of depositary shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B preferred stock represented by such depositary shares, to all the rights and preferences of the Series B preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).
Immediately following issuance of the Series B preferred stock, we will deposit the Series B preferred stock with the Depositary, which will then issue the depositary shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K filed with the SEC.
General
Dividends and Other Distributions
Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on each share of the Series B preferred stock.
The Depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Series B preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the depositary shares entitled to those distributions in proportion to the number of depositary shares held by each such holder, unless it determines that a distribution cannot be made proportionally among those holders or that it is not feasible to make such distribution. In that event, the Depositary may, with our approval, sell such property received by it and distribute the net proceeds from the sale to the holders of the depositary shares entitled to such distribution in proportion to the number of the depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B preferred stock. The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.
Redemption of the Depositary Shares
If we redeem the Series B preferred stock represented by the depositary shares, in whole or in part, a corresponding number of depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series B preferred stock held by the Depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series B preferred stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Certificate of Amendment, are payable upon redemption. Whenever we redeem shares of the Series B preferred stock held by the Depositary, the Depositary will redeem, as of the same date of redemption, the number of the depositary shares representing shares of the Series B preferred stock so redeemed.
In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the Depositary either pro rata or by lot (or, in the event the depositary shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq). In any such case, the Depositary will redeem the depositary shares only in increments of 1,000 depositary shares and any integral multiple thereof.
The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary shares not less than 15 calendar days, nor more than 60 calendar days, prior to the date fixed for redemption of the Series B preferred stock and the depositary shares.
Voting of the Depositary Shares
When the Depositary receives notice of any meeting at which the holders of the Series B preferred stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the Series B preferred stock, may instruct the Depositary to vote the amount of the Series B preferred stock represented by the holder’s depositary shares. Although each depositary share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series B preferred stock. To the extent possible, the Depositary will vote the amount of the Series B preferred stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any depositary shares, it will not vote the amount of the Series B preferred stock represented by such depositary shares.
Listing
We have applied to list the depositary shares on Nasdaq under the symbol “SIGIP.” If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. Listing of the depositary shares on Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily.
Form of the Depositary Shares
The depositary shares will be issued in book-entry form through DTC. The Series B preferred stock will be issued in book-entry form in the name of the Depositary.
Depositary
Equiniti Trust Company will be the Depositary for the depositary shares as of the original issue date. We may terminate this appointment and may appoint a successor Depositary at any time and from time to time; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series B preferred stock is outstanding, a person or entity appointed and serving as the Depositary. See “Description of the Series B Preferred Stock — Transfer Agent and Registrar.”
Book-Entry; Delivery and Form
The depositary shares will be represented by one or more fully registered global depositary receipts, each of which is referred to in this prospectus supplement as a “Global Registered Receipt.” Each such Global Registered Receipt will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for depositary shares in definitive form, no Global Registered Receipt may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.
Except under limited circumstances, depositary shares represented by a Global Registered Receipt will not be exchangeable for, and will not otherwise be issuable as, certificated depositary receipts. Investors may elect to hold interests in the Global Registered Receipt through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Beneficial interests in the depositary shares will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Registered Receipt, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the depositary shares represented by such Global Registered Receipt for all purposes under the instruments governing the rights and obligations of holders of the depositary shares. Except as provided below, the actual owners of the depositary shares represented by a Global Registered Receipt (the “Beneficial Owners”) will not be entitled to have the depositary shares represented by such Global Registered Receipt registered in their names, will not receive or be entitled to receive physical delivery of the depositary shares in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the depositary shares.
Accordingly, each person owning a beneficial interest in a Global Registered Receipt must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the depositary shares. Under existing industry practices, if any action is requested of, or entitled to be given or taken under the instruments governing the rights and obligations of holders of the depositary shares by, holders of the depositary shares, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.
The following is based on information furnished by DTC:
DTC will act as securities depositary for the depositary shares. The depositary shares will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the depositary shares and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.
Purchases of the depositary shares under DTC’s system must be made by or through Direct Participants, which will receive a credit for the depositary shares on DTC’s records. The ownership interest of each

Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series B preferred stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated depositary receipts representing their ownership interests in the depositary shares, except in the limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the depositary shares.
To facilitate subsequent transfers, all depositary shares deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the depositary shares with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the depositary shares. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. will consent or vote with respect to the depositary shares. Under its usual procedures, DTC mails an Omnibus Proxy to Selective as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).
Payments on the depositary shares will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.
Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Transfer Agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is our responsibility or the responsibility of the applicable agent. Disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.
If (i) DTC notifies us that it is unwilling or unable to continue to act as securities depositary for the depositary shares and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the depositary shares within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies us, and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the depositary shares within 90 days after such notice; or (iii) we, in our sole discretion and subject to DTC’s procedures, determine that the depositary shares shall be exchangeable for depositary shares represented by certificated depositary receipts; then (x) certificated depositary receipts may be prepared by us and delivered to the Transfer Agent and (y) upon surrender of the Global Securities representing the depositary shares by DTC (or any successor securities depositary), accompanied by registration instructions, we will cause certificated depositary receipts representing the depositary shares to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).
Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers, dealers and banks, and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Global Clearance and Settlement Procedures
Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the depositary shares to or receiving interests in the depositary shares from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in the depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such depositary shares settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the depositary shares by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations, generally applicable to the ownership and disposition of the depositary shares representing interests in the Series B preferred stock. This discussion only applies to Holders (as defined below) that purchase depositary shares (and the underlying Series B preferred stock) pursuant to this offering and hold such depositary shares (and the underlying Series B preferred stock) as capital assets (generally, property held for investment purposes). For U.S. federal income tax purposes, a holder of depositary shares will generally be treated as the beneficial owner of the underlying Series B preferred stock represented by the depositary shares. The remainder of this discussion assumes that a holder of depositary shares will be so treated.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, foreign governments, international organizations, Holders that hold Series B preferred stock as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate , gift or alternative minimum tax considerations or the 3.8% Medicare tax on net investment income.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of Series B preferred stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of Series B preferred stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in Series B preferred stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity is urged to consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the ownership and disposition of Series B preferred stock.
EACH PERSON CONSIDERING AN INVESTMENT IN THE SERIES B PREFERRED STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES B PREFERRED STOCK IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Tax Considerations for U.S. Holders
Distributions on Series B Preferred Stock
Distributions with respect to the Series B preferred stock will be subject to tax as dividend income when paid to the extent of Selective Insurance Group, Inc.’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series B preferred stock exceeds Selective Insurance Group, Inc.’s current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Series B preferred stock, and thereafter as capital gain, which will be long-term capital gain if the U.S. Holder’s holding period for such stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by individuals and certain other non-corporate U.S. Holders in respect of the Series B preferred stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series B preferred stock constituting dividend income paid to U.S. Holders that are U.S. corporations will generally qualify for the dividends received deduction; provided that applicable holding period requirements are met and certain other conditions are satisfied.
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Series B preferred stock could be characterized as “extraordinary dividends” under the Code. Certain non-corporate U.S. Holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series B preferred stock as long-term capital losses to the extent any such extraordinary dividends received by them with respect to such Series B preferred stock qualify for the preferential rates applicable to long-term capital gains. If a corporate U.S. Holder that has held Series B preferred stock for two years or less before the dividend announcement date receives an extraordinary dividend, such Holder will generally be required to reduce its tax basis in the Series B preferred stock with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. Holder’s tax basis in such Series B preferred stock, the excess is treated as taxable gain.
Sale, Exchange or Other Disposition of Series B Preferred Stock
A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the Series B preferred stock equal to the difference, if any, between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.
A redemption of the Series B preferred stock will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of the U.S. Holder’s Series B preferred stock interest and any other equity interest in Selective Insurance Group, Inc. (within the meaning of Section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to the U.S. Holder (within the meaning of Section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met, a U.S. Holder must take into account not only the Series B preferred stock and other equity interests in Selective Insurance Group, Inc. that the U.S. Holder actually owns but also other equity interests in Selective Insurance Group, Inc. that the U.S. Holder constructively owns within the meaning of Section 318 of the Code. A U.S. Holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in Selective Insurance Group, Inc. and that exercises no control over Selective Insurance Group, Inc.’s corporate affairs will generally be entitled to sale or exchange treatment on a redemption of Series B preferred stock if such Holder experiences a reduction in its equity interest in Selective Insurance Group, Inc. (taking into account any constructively owned Selective Insurance Group, Inc. equity interests) as a result of the redemption. If none of the alternative tests of Section 302(b) of the Code are met, the redemption will be treated as a distribution subject to the rules described above under “— U.S. Federal Income Tax Considerations for U.S. Holders — Distributions on Series B Preferred Stock.” Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular Holder of the Series B preferred stock will depend upon the facts and circumstances as of the time the determination is made, Holders are urged to consult their own tax advisors regarding the tax treatment to them of a redemption.

In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property received without any offset for the U.S. Holder’s tax basis in the Series B preferred stock. Any tax basis in the redeemed Series B preferred stock should generally be transferred to the U.S. Holder’s remaining equity interests in Selective Insurance Group, Inc. If the U.S. Holder has no remaining equity interests in Selective Insurance Group, Inc., such basis could, under certain circumstances, be transferred to any remaining equity interests in Selective Insurance Group, Inc. that are held by a person related to such Holder, or such basis could be lost entirely.
U.S. Federal Income Tax Considerations for Non-U.S. Holders
Distributions on Series B Preferred Stock
Generally, distributions treated as dividends as described above under “— U.S. Federal Income Tax Considerations for U.S. Holders — Distributions on Series B Preferred Stock” paid to a Non-U.S. Holder with respect to the Series B preferred stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base of such Holder) are generally subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. person, and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be applicable under an income tax treaty.
For purposes of obtaining a reduced rate of withholding under an income tax treaty, a Non-U.S. Holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the Holder’s country of residence and entitlement to tax treaty benefits. A non-U.S. Holder can generally meet the certification requirements by providing a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (if the Holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.
A Non-U.S. Holder eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange or Other Disposition of Series B Preferred Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (other than a redemption that is treated as a distribution as discussed below) or other taxable disposition of the Series B preferred stock unless (i) the Non-U.S. Holder is a non-resident alien individual that is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other requirements are satisfied, (ii) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period that the Non-U.S. Holder held the Series B preferred stock and certain other conditions are met. Although there can be no assurances, we believe we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.
An individual Non-U.S. Holder described in clause (i) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States. Gain described in clauses (ii) and (iii) of such paragraph will be subject to tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation for federal income tax purposes that recognizes gain described in clause (ii) may also be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
A payment made to a Non-U.S. Holder in redemption of the Series B preferred stock may be treated as a distribution, rather than as a payment in exchange for such stock, in the circumstances discussed above under “— U.S. Federal Income Tax Considerations for U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Series B Preferred Stock,” in which event such payment would be subject to tax as discussed above under “— U.S. Federal Income Tax Considerations for Non-U.S. Holders — Distributions on Series B Preferred Stock.”
Additional Withholding Requirements under FATCA
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of the Series B preferred stock held by or through certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Series B preferred stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends in respect of the Series B preferred stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the payor that such entity does not have any “substantial United States owners,” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will then in turn be required to provide to the U.S. Department of the Treasury. Prospective investors are urged to consult their own tax advisors regarding the possible implications of these rules on their investment in the Series B preferred stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. In this regard, fiduciaries of Covered Plans should take into consideration that neither the issuer, the underwriters nor any of our or their affiliates or agents (each, a “Transaction Party”) are undertaking to provide advice in a fiduciary capacity to the Covered Plan in connection with the Plan’s investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, in the initial sale under this offering memorandum.
In considering an investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, by a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or disposition of depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, by a Covered Plan with respect to which the issuer, the underwriters or any of our or their respective affiliates (each a, “Transaction Party”) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition of the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers, all as amended. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions; provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering an investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, in reliance on these or any other exemption should carefully review the exemptions to ensure one is applicable to all transactions with respect to depositary shares that otherwise would be prohibited transactions. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to an otherwise prohibited transaction arising in connection with an investment in depositary shares, or that all of the conditions of any such exemptions will be satisfied or that any exemption would cover all potential transactions that may arise in connection with such an investment.
Certain employee benefit plans and arrangements, including those that are governmental plans, non-U.S. plans and certain church plans (“Non-ERISA Arrangements”), while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock. Any fiduciary of such a Non-ERISA Arrangements considering an investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, should consult with its counsel before acquiring the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, regarding the applicability of fiduciary standards and the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
Because of the foregoing, Plans should not invest in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, if such investment will constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representations
Accordingly, by acceptance of depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, each purchaser and subsequent transferee of depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to invest in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, constitutes assets of any Plan, or (ii) the acquisition, holding and disposition of the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Additionally, each purchaser of depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, that is using assets of any Covered Plan to invest in depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, will be deemed to represent that none of the Transaction Parties has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, and none of the Transaction Parties shall at any time act as the Covered Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, unless an exemption applies permitting such relationship.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering an investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether, to the extent necessary, an exemption would be applicable to the investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the depositary share, each representing a 1/1,000th interest in a share of Series B preferred stock, is consistent with ERISA, the Code and any Similar Laws, as applicable. Purchasers of the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, have the exclusive responsibility for ensuring that their investment in the depositary shares, each representing a 1/1,000th interest in a share of Series B preferred stock, complies with the fiduciary responsibility rules of ERISA and will not result in a violation of the prohibited transaction and fiduciary responsibility rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING
We and Wells Fargo Securities, LLC, BofA Securities, Inc. and RBC Capital Markets, LLC, acting as representatives of the underwriters for the offering named below, have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the depositary shares. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase, the number of depositary shares listed next to its name in the following table.
Underwriters	Number of Depositary Shares
Wells Fargo Securities, LLC
BofA Securities, Inc.
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold pursuant to the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted to the underwriters an over-allotment option, exercisable for 8 days from the date of this prospectus supplement, to purchase up to an additional           depositary shares from us at the public offering price less the underwriting discount. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase depositary shares approximately proportionate to such underwriter’s initial purchase commitment.
The underwriters have advised us that they propose initially to offer the depositary shares to the public for cash at the public offering price set forth on the cover of this prospectus supplement, and may offer the depositary shares to certain dealers at such price less a concession not in excess of    % of the principal amount of the depositary shares. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the principal amount of the depositary shares to certain other dealers. After the public offering of the depositary shares, the public offering price and other selling terms may change.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional depositary shares:
	No Exercise(1)	Full Exercise(2)
Per depositary share	$	$
Total	$	$

(1)
Reflects                 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $      per share, and                 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $      per share.

(2)
Reflects                 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $      per share, and                 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $      per share.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $      .
We have applied to list the depositary shares on Nasdaq under the symbol “SIGIP.” If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after they are first issued. We do not expect that there will be any separate public trading market for the shares of the Series B preferred stock except as represented by the depositary shares.
We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, in each case, that are substantially similar to the Series B preferred stock, or any securities exchangeable for or convertible into the Series B preferred stock or such substantially similar securities of Selective.
The depositary shares are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market for the depositary shares, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to whether a trading market will develop for the depositary shares or if one develops, as to the liquidity of any such trading market.
In connection with this offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the representatives’ over-allotment option to purchase additional depositary shares from us in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option to purchase additional depositary shares, or by purchasing such depositary shares in the open market. In determining the source of applicable depositary shares to close out the covered short position, the representatives will consider, among other things, the price of the applicable depositary shares available for purchase in the open market as compared to the price at which they may purchase additional depositary shares pursuant to the relevant over-allotment option granted to them. “Naked” short sales are any sales in excess of such over-allotment option. The representatives must close out any naked short position by purchasing the applicable depositary shares in the open market. A naked short position is more likely to be created if the representatives are concerned that there may be downward pressure on the price of the applicable depositary shares in the open market after pricing that could adversely affect investors who purchase in the applicable offering. Stabilizing transactions consist of various bids for, or purchases of, the applicable depositary shares made by the representatives in the open market prior to the completion of this offering.
The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, financial, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities having relationships with us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, then such underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
It is expected that the delivery of the depositary shares will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the second business day before delivery of the securities will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.
Selling Restrictions
Prohibition of Sales to EEA and United Kingdom Retail Investors
The depositary shares may not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a Qualified Investor; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase, or subscribe for, the depositary shares.

United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the any depositary shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to any depositary in, from or otherwise involving the United Kingdom.
Canada
The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The depositary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the depositary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The depositary shares offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The depositary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the depositary shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the securities and securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the depositary shares except:

(i)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer occurs by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.
United Arab Emirates
The depositary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters regarding the depositary shares and underlying Series B preferred stock will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Robyn P. Turner, Vice President, Assistant General Counsel and Corporate Secretary of the Company. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, any prospectus, and the documents incorporated by reference herein may contain certain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements about our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we have indicated or implied. In many cases, forward-looking statements contain words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements.
You should consider the specific risks described in Selective’s Annual Report on Form 10-K for the year ended December 31, 2019, all subsequent quarterly reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the Securities and Exchange Commission (“SEC”), pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”
The following risk factors, which are not exhaustive, should be carefully considered by you, together with the other information included in this prospectus supplement or incorporated herein by reference:
•
We are subject to losses from catastrophic events and public health crises (including, without limitation, the COVID-19 pandemic).

•
Our loss and loss expense reserves may not be adequate to cover actual losses and expenses.

•
Our ability to reduce our risk exposure depends on the availability and cost of reinsurance.

•
We may be subject to potentially significant losses from acts of terrorism.

•
We are exposed to credit risk.

•
We depend on distribution partners.

•
National and global economic conditions could materially adversely affect our business, results of operations, financial condition, and growth.

•
A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and could have a material adverse effect on our financial condition and results of operations.

•
Markets for insurance products and services are highly competitive and subject to rapid technological change, and we may be unable to compete effectively.

•
We have less loss experience data than our larger competitors.

•
We are subject to a variety of modeling risks that could have a material adverse impact on our business results.

•
Our investments are exposed to credit risk, interest rate fluctuation, and changes in value.

•
We have securities tied to LIBOR, which is being eliminated by the end of 2021.

•
We are subject to the types of risks inherent in investing in private limited partnerships.

•
The determination of the amount of impairments taken on our investments is highly subjective and could materially impact our results of operations or our financial position.

•
We are subject to complex and changing laws, regulations, and public policy debates that expose us to regulatory scrutiny, potential liabilities, increased costs, reputational harm, and other adverse effects on our business.

•
Our business is subject to a variety of state, federal, and other laws, rules, policies, and other obligations regarding data protection.

•
Incidental to our insurance operations, we are engaged in ordinary routine legal proceedings that, because litigation outcomes are inherently unpredictable, could impact our reputation and/or have a material adverse effect on our consolidated results of operations or cash flows in particular quarterly or annual periods.

•
We are a holding company and our ability to declare dividends to our shareholders, pay indebtedness, and enter into affiliate transactions may be limited because our Insurance Subsidiaries are regulated.

•
Because we are a New Jersey corporation and an insurance holding company, we may be less attractive to potential acquirers and the value of our common stock could be adversely affected.

•
We are subject to attempted cyber-attacks and other cybersecurity risks.

•
Our long-term strategy to deploy operational leverage is dependent on the success of our risk management strategies, and their failure could have a material adverse effect on our financial condition or results of operations.

•
Governmental actions to contain or delay the spread of the COVID-19 pandemic since early March 2020 have disrupted ordinary business commerce and impacted financial markets. These governmental actions, for which we cannot predict the extent, duration, and possible alteration based on future COVID-19-related developments, have and may continue to materially and adversely affect our results of operations, financial position, and liquidity.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(a)
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020;

(b)
portions of our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders, filed with the SEC on March 25, 2020, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

(c)
our Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and filed with the SEC on May 6, 2020, July 31, 2020, and October 29, 2020, respectively;

(d)
our Current Reports on Form 8-K filed with the SEC on March 2, 2020, May 1, 2020, August 25, 2020, and September 23, 2020; and

(e)
the descriptions of our securities registered under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities by this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.
We will provide without charge upon written or oral request to each person, to whom this prospectus supplement is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. Requests should be directed to:
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Attention: Michael H. Lanza, Executive Vice President and General Counsel
Telephone: (973) 948-3000

PROSPECTUS
SELECTIVE INSURANCE GROUP, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
PURCHASE UNITS
From time to time, we may offer and sell, from time to time in one or more offerings, together or separately, any combination of:
•
common stock,

•
preferred stock,

•
depositary shares,

•
debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible,

•
warrants to purchase common stock, preferred stock or debt securities,

•
subscription rights to purchase common stock, preferred stock, debt securities or other securities,

•
purchase contracts, and

•
purchase units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
You should carefully consider the risks of an investment in our securities. Risk Factors begin on page 2. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “SIGI.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 2, 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms the “Company,” “we,” “us” and “our” to refer to Selective Insurance Group, Inc. and its subsidiaries collectively.

ii

SUMMARY
This is only a summary and may not contain all of the information that is important to you. You should carefully read this prospectus, any accompanying prospectus supplement and any other offering materials, together with the information described under the heading “Where You Can Find More Information.”
Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (referred to as “Selective”) through its subsidiaries, offers standard commercial, standard personal, and excess and surplus lines property and casualty insurance products.
Selective Insurance Group, Inc. was incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”
As Selective is a holding company, we rely on our insurance subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict the amount of dividends or other distributions that the insurance subsidiaries may pay to us.
Selective’s principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and Selective’s telephone number is (973) 948-3000.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain certain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements about our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, or performance to differ materially from what we have indicated or implied. In many cases, forward-looking statements contain words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other like terms. These statements are not guarantees of future performance. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements.
RISK FACTORS
You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, all our subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”
USE OF PROCEEDS
We will set forth the anticipated use of the net proceeds from the sale of securities in the applicable prospectus supplement. We will not receive any proceeds in the event that the securities are sold by a selling security holder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 360,000,000 shares of common stock, $2.00 par value, and 5,000,000 shares of preferred stock, without par value. As of October 16, 2020, there were issued and outstanding 59,834,702 shares of common stock. We had no preferred stock issued and outstanding.
The following is a description of the material terms of our capital stock:
Common Stock
All shares of our common stock have equal rights. The holders of shares of our common stock, subject to the preferential rights of the holders of any shares of our preferred stock, are entitled to dividends when and as declared by the board of directors (the “Board”). The holders of our common stock have one vote per share on all matters submitted to a vote of our stockholders, except as set forth in our Amended and Restated Certificate of Incorporation, and the right to our net assets in liquidation after payment of any amounts due to creditors and any amounts due to the holders of our preferred stock. Holders of shares of our common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of our common stock are fully paid and nonassessable.
Our By-Laws provide that the annual meeting of stockholders shall be held on a business day during the last week in April in each year at our principal office or at such other time, date and place as is designated by the Board. A written notice of meeting must be given to each stockholder at least ten but not more than sixty days before the meeting.
The transfer agent and registrar for our common stock is EQ Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854.
Preferred Stock
Under our Amended and Restated Certificate of Incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series with the designations and the relative voting, dividend, liquidation, conversion, redemption and other rights and preferences fixed by the Board. Of the 5,000,000 shares of preferred stock authorized, 300,000 shares have been designated Series A junior preferred stock, without par value. The Board can issue preferred stock without any approval by our stockholders.
Antitakeover Provisions
Under our Amended and Restated Certificate of Incorporation, a merger, consolidation, sale of all or substantially all of our assets or other business combination involving an interested stockholder holding 10% or more of the voting power of our capital stock requires the affirmative vote of two-thirds of our outstanding voting stock unless the transaction has been approved by a majority of those members of the Board who are not affiliated with the interested stockholder or unless the interested stockholder offers a fair price and reasonably uniform terms to all other stockholders, as described in our Amended and Restated Certificate of Incorporation. Additionally, our Amended and Restated Certificate of Incorporation and By-Laws provide that a director may be removed from office by our stockholders only for cause and by the affirmative vote of the majority of the votes cast by stockholders entitled to vote for the election of directors. The vote of two-thirds of our outstanding voting stock are required to amend or repeal these provisions.

Our By-Laws establish advance written notice procedures for stockholders seeking to nominate candidates for election as directors and to bring business before an annual meeting of our stockholders. Under our By-Laws, only persons who are nominated by the Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as a director. Our By-Laws further provide that any matter to be presented at any meeting of stockholders must be presented either by the Board or by a stockholder in compliance with the procedures in our By-Laws.
The foregoing provisions have the effect of discouraging, delaying or preventing attempts to take over the Company.
Regulation of Insurance Company Takeovers
We own, directly or indirectly, all of the shares of stock of our insurance company subsidiaries domiciled in New Jersey, New York and Indiana. State insurance laws require prior approval by state insurance departments of any acquisition of control of an insurance company domiciled in the state or a company which controls an insurance company domiciled in the state. For this purpose, control generally includes ownership of 10% or more of the voting securities of, or the possession of proxies representing 10% or more, of an insurance company or insurance holding company, unless the state insurance commissioner determines otherwise. As such, any purchase of 10% or more of our common stock could require approval of the insurance departments in the states mentioned above.
DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
General
We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the applicable prospectus supplement.
Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.
Conversion, Exchange and Redemption
If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts. Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.
Voting the Preferred Stock
When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement
We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.
We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:
•
the depositary has redeemed all related outstanding depositary shares;

•
all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•
we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation, as amended, to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the general terms and provisions of the debt securities which may be offered hereunder by us from time to time. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms of any series of debt securities offered hereunder will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below. In addition, the applicable prospectus supplement will show a ratio of earnings to fixed charges in accordance with SEC rules.
We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities.
We may issue senior or subordinated debt securities (including senior subordinated and junior subordinated debt securities). Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our senior subordinated debt indenture or our junior subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to “subordinated debt securities” in this prospectus, we mean both the senior subordinated debt securities and the junior subordinated debt securities.
The Senior Debt Indenture, Senior Subordinated Debt Indenture, and Junior Subordinated Debt Indenture
The senior debt securities may be issued from time to time in series under the senior debt indenture dated as of February 8, 2013, by and between the Company and U.S. Bank National Association, as trustee (the “senior debt indenture”). Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the senior debt indenture, it being intended that those defined terms will be incorporated herein by reference. The senior debt indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time.
The subordinated debt securities may be issued from time to time in series under the “senior subordinated debt indenture” or the “junior subordinated debt indenture.” Each indenture is a contract between us and U.S. Bank National Association, as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture and the junior subordinated debt indenture.
Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.
The trustee has two main roles:
1.
The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities.

2.
The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below for information on how to obtain a copy.
General
We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, purchase contracts and preferred stock or common stock, as described below under “Description of Purchase Contracts and Purchase Units.”
This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences from the material terms summarized here.
Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. The forms of senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference herein. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provisions that may be important to you.
This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the debt securities by reference into registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information.”
We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01). The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.
In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the title of the series of debt securities;

•
whether it is a series of senior debt securities or a series of subordinated debt securities;

•
any limit on the aggregate principal amount of the series of debt securities;

•
the date or dates on which the series of debt securities will mature;

•
the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•
the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•
the circumstances, if any, in which principal, if any, or interest on such debt security may be deferred;

•
the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•
any optional redemption or repayment provisions;

•
the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•
the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•
any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•
if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•
if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

•
the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•
if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•
if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee;

•
any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•
the applicability of the provisions described under “— Defeasance” below;

•
any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•
whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons, and any special provisions relating to bearer securities that are not addressed in this prospectus;

•
if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•
any other special feature of the series of debt securities.

Overview of Remainder of this Description
The remainder of this description summarizes:
•
Additional mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments (see “Additional Mechanics” below);

•
Holders’ rights in several special situations, such as if we merge with another company or if we want to change a term of the debt securities (see “Special Situations” below);

•
Subordination provisions in the senior subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payment on those securities (see “Subordination Provisions” below);

•
Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance (see “Defeasance” below); and

•
Holders’ rights if we default or experience other financial difficulties (see “Events of Default” below).

Additional Mechanics
Form, Exchange and Transfer
Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:
•
only in fully registered form;

•
without interest coupons; and

•
in denominations that are even multiples of $1,000. (Section 3.02).

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05). This is called an exchange.
Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05). The trustee’s agent may require an indemnity before replacing any debt securities.
Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02).
If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05).
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.
The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.
A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.
Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.
We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 3.09).
We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 3.05).

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.
Registered and Bearer Securities
Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05). We may also have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the debt securities outside the United States to non-U.S. person and if permitted by applicable laws and regulations. In such case, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise will be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee, currently located at 60 Livingston Ave., St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02).
Notices
We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Section 1.06).
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05).

Special Situations
Mergers and Similar Events
We are generally permitted to consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, any Person (as defined in the applicable indenture) subject to all the following conditions being met:
•
the resulting, surviving or transferee Person must be organized and existing under the laws of the United States, any state thereof or the District of Columbia, and it shall expressly assume, by a supplemental indenture, executed and delivered to the applicable trustee in form satisfactory to such trustee, the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the applicable indenture on the part of the Company to be performed or observed;

•
after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

•
we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 10.01). It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver of the Debt Securities
We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:
•
modify the terms of payment of principal, premium or interest;

•
reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder; or

•
modify the subordination provisions of the senior subordinated debt indenture or the junior subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the senior subordinated debt indenture and in the junior subordinated debt indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the senior subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the senior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or any supplement thereto and under the senior subordinated debt indenture or any supplement thereto.
Unless otherwise indicated in the applicable prospectus supplement, the senior subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of senior subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by us, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the senior subordinated indenture. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of us to any of our subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by us or our subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any of our capital stock.
Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:
•
a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

•
any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the senior subordinated indebtedness.
If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions that would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.
After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The senior subordinated and junior subordinated indentures provide that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.
The prospectus supplement delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
Defeasance
The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 6.02).
Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:
•
we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

•
our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.
Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.
Events of Default
The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.
Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture will be:
•
default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

•
default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

•
default for 30 days in the payment of any installment of interest on any debt security of such series;

•
default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; or

•
any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 7.01).

The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 8.02).
If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Section 7.02).
The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Section 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Section 7.07 and Section 7.08).
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:
•
a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;

•
a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

•
a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 7.13).

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Section 9.04 and Section 12.05).
Our Relationship with the Trustee
Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and any of our subsidiaries. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior, senior subordinated or junior subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each security holder;

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the number and terms of each share of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.
The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”
The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:
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whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.
SELLING STOCKHOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference herein.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than the common stock which is listed on the Nasdaq Stock Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Robyn P. Turner, Vice President, Assistant General Counsel and Corporate Secretary of the Company, will provide opinions regarding the authorization and validity of the common stock and preferred stock, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as legal counsel to Selective Insurance Group, Inc.
EXPERTS
The consolidated financial statements of Selective Insurance Group, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other required information with the SEC. The public may read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020;

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portions of our Definitive Proxy Statement for our 2020 Annual Meeting of Stockholders, filed with the SEC on March 25, 2020, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 6, 2020, July 31, 2020 and October 29, 2020, respectively;

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our Current Reports on Form 8-K filed with the SEC on March 2, 2020, May 1, 2020, August 25, 2020 and September 23, 2020; and

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the description of our securities contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and as amended by any subsequent amendments or reports filed for the purpose of updating the description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by this prospectus shall also be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
We will provide without charge upon written or oral request to each person, to whom this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to:
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Attention: Michael H. Lanza, Executive Vice President and General Counsel
Telephone: (973) 948-3000